Exhibit  5.1

LUSE GORMAN, PC

ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780

WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000

FACSIMILE (202) 362-2902

www.luselaw.com

November 3, 2025

The Board of Directors

Dime Community Bancshares, Inc.

898 Veterans Memorial Highway

Suite 560

Hauppauge, New York 11788

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) of Dime Community Bancshares, Inc. (the “Company”), a New York corporation, relating to the Company’s (1) senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities, and together with the Senior Debt Securities, the “Debt Securities”), (2) shares of common stock, $0.01 par value per share (“Common Stock”), (3) shares of preferred stock, $0.01 par value per share (“Preferred Stock”), (4) depositary shares (“Depositary Shares”), (5) warrants (the “Warrants”), (6) purchase contracts (the “Purchase Contracts”), (7) units (“Units”) and (8) subscription rights (“Subscription Rights”), each of which may be issued on a delayed or continuous basis from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”). The Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts, Units and Subscription Rights are sometimes each referred to herein as a “Security” and collectively as the “Securities.” The Senior Debt Securities are to be issued pursuant to a Senior Debt Indenture (the “Senior Indenture”) and the Subordinated Debt Securities are to be issued pursuant to a Subordinated Debt Indenture (the “Subordinated Indenture”), the respective forms of which have been filed as exhibits to the Registration Statement (collectively, the “Indentures”), and are to be entered into, in each case, between the Company and a trustee (the “Trustee”).

We have examined: (i) the Registration Statement, including all exhibits thereto; (ii) the Indentures; (iii) the Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, each as in effect as of the date hereof; (iv) corporate proceedings of the Company relating to the registration of the Securities, and related matters; and (v) such other agreements, proceedings, documents and records and such matters of law as we have deemed necessary or appropriate to enable us to render this opinion.

LUSE GORMAN, PC
ATTORNEYS AT LAW

Dime Community Bancshares, Inc.
November 3, 2025
Page 2

As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Company.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals and the conformity to the originals of all documents and instruments submitted to us as copies. In addition, we have assumed the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company and by public officials.

Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein. In rendering the opinions set forth below, we do not express any opinion concerning laws other than the securities laws of the United States and the corporate and contract laws of the State of New York (as they relate to the enforceability of documents, agreements and instruments referred to herein), and we are expressing no opinion as to the effect of the laws of any other jurisdiction or the securities or “blue sky” laws of any jurisdiction. Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change if any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

In addition, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act, (ii) a prospectus supplement and/or any required pricing supplement will have been filed with the Securities and Exchange Commission describing the Security offered thereby, (iii) all Securities will have been issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the applicable prospectus supplement and any applicable pricing supplement, (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, (v) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise, (vi) with respect to shares of Common Stock or Preferred Stock offered for sale, there will be sufficient shares of unissued Common Stock or Preferred Stock authorized under the Company’s Restated Certificate of Incorporation and not otherwise reserved for issuance at the time of issuance thereof, (vii) in the case of an Indenture, Certificate of Amendment, Deposit Agreement (as defined below), Warrant Agreement (as defined below), Purchase Contract, Subscription Rights Agreement (as defined below), Unit Agreement or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein that would affect the opinions rendered herein, and (viii) all actions are taken by the Company so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

LUSE GORMAN, PC
ATTORNEYS AT LAW

Dime Community Bancshares, Inc.
November 3, 2025
Page 3

Our opinions set forth below are subject to (i) the effects of bankruptcy, insolvency, reorganization, receivership, moratorium, avoidable transfer or other laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers), (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the enforceability of the Securities, to the extent applicable, is considered in a proceeding at law or in equity), (iii) the possible unenforceability of indemnity and contribution provisions, (iv) the effect and possible unenforceability of choice of law provisions, (v) the possible unenforceability of provisions purporting to waive rights or defenses where such waiver is against public policy, (vi) the possible unenforceability of provisions purporting to exonerate any party for negligence or malfeasance, or to negate any remedy of any party for fraud, (vii) the possible unenforceability of forum selection clauses, (viii) the possible unenforceability of provisions permitting modification of an agreement only in writing, and (ix) the possible unenforceability of provisions purporting to allow action without regard to mitigation of damages.

Based on and subject to the foregoing and the other matters set forth herein, we hereby are of the opinion that:

(1)            Debt Securities. With respect to any series of Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when (a) the Trustee is qualified to act as Trustee under the Senior Indenture or Subordinated Indenture, as applicable, (b) the Trustee has duly executed and delivered the Senior Indenture or Subordinated Indenture, as applicable, (c) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Trustee, (d) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) any supplemental indenture, officers’ certificate or board resolution regarding the issuance of any Debt Securities has been duly authorized, executed and delivered by the Trustee and the Company, (f) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (g) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, any supplemental indenture, officers’ certificate or board resolution, and the applicable definitive purchase, underwriting or similar agreement has been approved by the Board, or upon the conversion or exercise of Warrants or other Securities to purchase Debt Securities, upon payment of the consideration therefor provided for therein, then such Debt Securities will constitute valid and binding obligations of the Company.

LUSE GORMAN, PC
ATTORNEYS AT LAW

Dime Community Bancshares, Inc.
November 3, 2025
Page 4

(2)            Preferred Stock. With respect to any particular series of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares constituting the series of Preferred Stock, the terms of the offering thereof and related matters, including the proper filing with the Secretary of State of the State of New York of a Certificate of Amendment to the Certificate of Incorporation of the Company to fix the powers, preferences and rights of the series of Preferred Stock, and (b) the shares constituting the series of Preferred Stock have been issued, sold and delivered in the manner contemplated by the Registration Statement, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the conversion or exercise of Warrants or other Securities to purchase the shares constituting the series of Preferred Stock, upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of Warrants or other Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then such shares constituting such series of Preferred Stock will be validly issued, fully paid and nonassessable.

(3)            Depositary Shares. With respect to any Depositary Shares, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of Depositary Shares, the terms, execution and delivery of the deposit agreement relating to the Depositary Shares (“Deposit Agreement”), the terms of the offering thereof and related matters, (b) the Deposit Agreement has been duly authorized and validly executed and delivered, (c) the shares of Preferred Stock underlying the Depositary Shares have been duly authorized for issuance and deposited with the depositary in accordance with the applicable Deposit Agreement, and (d) depositary receipts for such Depositary Shares have been duly executed, authenticated, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the conversion or exercise of Warrants or other Securities to purchase Depositary Shares, upon payment of the consideration provided for therein, or upon conversion or exercise of Warrants or other Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then such Depositary Shares will constitute valid and binding obligations of the Company, will be validly issued and will entitle their holders to the rights specified in the Deposit Agreement and the depositary receipts.

(4)            Common Stock. With respect to any shares of Common Stock, when (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock, and related matters and (b) the shares of Common Stock have been issued, sold and delivered in the manner contemplated by the Registration Statement either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the conversion or exercise of Warrants or other Securities to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of Warrants or other Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then such shares of Common Stock will be validly issued, fully paid and nonassessable.

LUSE GORMAN, PC
ATTORNEYS AT LAW

Dime Community Bancshares, Inc.
November 3, 2025
Page 5

(5)            Warrants. With respect to any Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Warrants, the terms, execution and delivery of the warrant agreement relating to the Warrants (“Warrant Agreement”), the terms of the offering thereof and related matters, (b) the Warrant Agreement has been duly authorized and validly executed and delivered, and (c) such Warrants have been duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, or upon the conversion or exercise of other Securities in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board, upon payment of the consideration therefor provided for therein, then such Warrants will constitute valid and binding obligations of the Company.

(6)            Units.  With respect to any Units, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Units, the terms, execution and delivery of the unit agreement relating to the Units (“Unit Agreement”), the terms of the offering thereof and related matters, (b) the Unit Agreement has been duly authorized and validly executed and delivered, and (c) such Units have been duly executed, authenticated, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants or Subscription Rights to purchase Units, upon payment of the consideration therefor provided for therein, then such Units will constitute valid and binding obligations of the Company.

(7)            Purchase Contracts.  With respect to any Purchase Contracts, when (a) the Board has taken all necessary corporate action to approve the issuance, terms, execution and delivery of the Purchase Contracts and the terms of the offering thereof and related matters, (b) the Purchase Contracts have been duly authorized, executed and delivered by each of the parties thereto, and (c) the Purchase Contracts have been issued and sold upon payment of the consideration therefor provided for therein, then such Purchase Contracts will constitute valid and binding obligations of the Company.

LUSE GORMAN, PC
ATTORNEYS AT LAW

Dime Community Bancshares, Inc.
November 3, 2025
Page 6

(8)            Subscription Rights. With respect to any Subscription Rights, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Subscription Rights, the terms, execution and delivery of the subscription agreement relating to the Subscription Rights (“Subscription Agreement”), the terms of the offering thereof and related matters, (b) the Subscription Agreement has been duly authorized and validly executed and delivered, and (c) such Subscription Rights have been duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Subscription Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, then such Subscription Rights will constitute valid and binding obligations of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus constituting a part of the Registration Statement. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Luse Gorman, PC
LUSE GORMAN, PC